POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Director of Southern Copper Corporation (the "Company"), hereby constitutes and appoints Hans A. Flury, Luis Echevarria S.S., Raul Jacob Ruisanchez, Lina Vingerhoets, Javier Gomez Aguilar, Mauricio Ibanez Campos, and Agustin Avila Martinez as his true and lawful attorneys-in-fact and agents, and each of them with full power to act without the other as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, to sign any and all Form ID, Forms 3, 4 and 5 which are deemed appropriate and in his best interests and which are to be filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Exchange Act of 1934, as amended, and with the New York Stock Exchange, and to sign any amendments to any such Forms, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, may lawfully do or cause to be done by virtue hereof.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has hereunto executed this Power of Attorney on April 15, 2013.



					/s/ Gilberto Perezalonso Cifuentes